Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

Richard DiIorio Appointed as President and Chief Executive Officer of InfuSystem Holdings, Inc.

MADISON HEIGHTS, MICHIGAN, November 16, 2017—InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading provider of infusion pumps and related services for the healthcare industries in the United States and Canada, announced the appointment of Richard DiIorio as President and Chief Executive Officer, effective November 15, 2017. Mr. DiIorio has been elected to serve on InfuSystem’s Board of Directors. With Mr. DiIorio’s appointment, the Office of the President will cease to operate.

Mr. DiIorio brings a strong track record of accomplishment with more than 17 years of medical sales experience, extensive expertise in product launch, and industry knowledge focused on driving growth in the oncology market. Mr. DiIorio has served as a member of the Company’s Office of the President since May 2017 and as General Manager of Oncology since December 2016. Mr. DiIorio served as InfuSystem’s Executive Vice President of Oncology Sales from July 2014 to November 2016 and Regional Vice President and Vice President Strategic Development from August 2010 to July 2014. Mr. DiIorio joined InfuSystem in January 2004 and served as Territory Manager until July 2010. During Mr. DiIorio’s 13-year tenure with InfuSystem, he has received numerous awards and honors. Prior to joining the Company, Mr. DiIorio held various sales and sales leadership roles at Stryker Medical, Novartis Pharmaceuticals, and Thermo Scientific. He earned a Bachelor of Science degree in Biology from Boston College.

Gregg Lehman, Executive Chairman of InfuSystem, said, “We are pleased to announce the appointment of Rich DiIorio as our new Chief Executive Officer. He has been an instrumental contributor to the Office of the President and the Board believes that our outstanding management team will coalesce with Rich’s leadership and drive the Company to improved operational performance. Rich has built a distinguished career holding leadership positions in medical sales for more than 17 years. His business experience and leadership abilities are fully aligned with the Board and its expectations.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Statements made in this press release that are not historical facts are considered to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

CONTACT:	Gregg Lehman
Executive Chairman – InfuSystem Holdings, Inc.
615-567-5462

Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700